UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2013

__________________________________________

Lakeland Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779-7410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 981-9700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 12, 2013, Weifang Lakeland Safety Products Co., Ltd (“WF”or “Borrower”), the China subsidiary of Lakeland Industries, Inc., and Bank of China, Anqiu Branch (“BOC”or “Lender”) completed an agreement to obtain financing in the amount RMB 5,000,000 (approximately USD $817,000). Below is a summary of the material terms of the loan facility:

Amount of purchase order loan: USD 720,000.

Life of loan:	12 months - Beginning August 12, 2013; ending August 11, 2014.
Purpose of loan:	Purchase of materials. Borrower cannot change the loan purpose without the approval from lender.

Interest rate of loan and calculation:

Yearly interest amount is USD $47,520;

Effective per annum interest rate: 6.6%;

Interest payment will be made at 6 months and at the end of the loan;

If borrower fails to repay the principal and interest before the due date, or fails to use the loan for purposes as agreed in this contract, the lender shall be entitled to collect default interest pursuant to the relevant rules.

Repayment of loan:

The borrower is required to open an account with the Lender;

The account name is: Weifang Lakeland Safety Products Co., Ltd;

Borrower to deposit sufficient money for repayment before each due date.

In addition there is an additional loan facility of approximately $97,000 for receivable financing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 are incorporated by reference to this item.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1         Loan Agreement, dated August 12, 2013, between Weifang Lakeland Safety Products Inc., Ltd., the China subsidiary of Lakeland Industries, Inc., and Bank of China.

10.2         Summary of Exhibit 10.1 in English.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

/s/ Christopher J. Ryan
Christopher J. Ryan
Chief Executive Officer &
President

Date: August 16, 2013

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Loan Agreement, dated August 12, 2013, between Weifang Lakeland Safety Products Inc., Ltd., the China subsidiary of Lakeland Industries, Inc., and Bank of China.

10.2	Summary of Exhibit 10.1 in English.